                                                                    EXHIBIT 10.3

--------------------------------------------------------------------------------

                               NISSAN-INFINITI LT,
                                as Titling Trust,

                                   NILT TRUST,
                               as UTI Beneficiary,

                                       and

                      NISSAN MOTOR ACCEPTANCE CORPORATION,
                                  as Servicer,

                     -------------------------------------

                                     2003-A
                              SERVICING SUPPLEMENT

                          Dated as of October 29, 2003

                     -------------------------------------

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

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                                            ARTICLE SEVEN

                                             DEFINITIONS

Section 7.01.     Definitions................................................................      1
Section 7.02.     Interpretative Provisions..................................................      2

                                               ARTICLE EIGHT

                              SERVICING OF THE 2003-A LEASES AND 2003-A VEHICLES

Section 8.01.     Identification of 2003-A Leases and 2003-A Vehicles; Securitization Value..      2
Section 8.02.     Reallocation and Repurchase of 2003-A Leases and 2003-A Vehicles;
                  Purchase of Matured Vehicles...............................................      2
Section 8.03.     Collections and Payment Date Advance Reimbursement.........................      4
Section 8.04.     Net Deposits...............................................................      5
Section 8.05.     Servicing Compensation.....................................................      6
Section 8.06.     Advances...................................................................      6
Section 8.07.     Third Party Claims.........................................................      6
Section 8.08.     Contingent and Excess Liability Insurance Policy...........................      7
Section 8.09.     Reporting by the Servicer; Delivery of Certain Documentation...............      7
Section 8.10.     Accountants' Reports.......................................................      7
Section 8.11.     Annual Officer's Certificates..............................................      8
Section 8.12.     Servicer Defaults; Termination of Servicer.................................      8
Section 8.13.     Servicer Representations and Warranties....................................     11

                                                ARTICLE NINE

                                                MISCELLANEOUS

Section 9.01.     Termination of Servicing Supplement........................................     11
Section 9.02.     Governing Law..............................................................     11
Section 9.03.     Amendment..................................................................     12
Section 9.04.     Relationship of this 2003-A Servicing Supplement to Other Trust Documents..     12
Section 9.05.     Binding Effect.............................................................     12
Section 9.06.     Table of Contents and Headings.............................................     13
Section 9.07.     Counterparts...............................................................     13
Section 9.08.     Further Assurances.........................................................     13
Section 9.09.     Third-Party Beneficiaries..................................................     13
Section 9.10.     No Waiver; Cumulative Remedies.............................................     13
Section 9.11.     No Petition................................................................     13

                                TABLE OF CONTENTS
                                   (continued)


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
                                            EXHIBITS

Exhibit A - Schedule of 2003-A Leases and 2003-A Vehicles......................................   A-1
Exhibit B - Form of Settlement Statement.......................................................   B-1

                           2003-A SERVICING SUPPLEMENT

         This 2003-A Servicing Supplement, dated as of October 29, 2003 (the "2003-A Servicing Supplement"), is among Nissan-Infiniti LT, a Delaware statutory trust (the "Titling Trust"), NILT Trust, a Delaware statutory trust, as grantor and initial beneficiary of the Titling Trust (in such capacities, the "Grantor" and the "UTI Beneficiary," respectively), and Nissan Motor Acceptance Corporation, a California corporation ("NMAC"), as servicer (the "Servicer").

                                    RECITALS

         A. The Grantor and UTI Beneficiary, the Servicer, NILT, Inc., as trustee of the Titling Trust (the "Trustee"), Wilmington Trust Company, as Delaware trustee, and U.S. Bank National Association ("U.S. Bank"), as trust agent, have entered into the Amended and Restated Trust and Servicing Agreement, dated as of August 26, 1998 (the "Titling Trust Agreement"), pursuant to which the Titling Trust was created to, among other things, take assignments and conveyances of and hold in trust various assets (the "Trust Assets");

         B. The parties hereto have entered into the Servicing Agreement, dated as of March 1, 1999 (the "Basic Servicing Agreement" and, as supplemented hereby, the "Servicing Agreement"), which provides for certain servicing obligations with respect to the Trust Assets; and

         C. The parties acknowledge that in connection with the execution of the 2003-A SUBI Supplement to the Titling Trust Agreement, dated as of October 29, 2003 (the "2003-A SUBI Supplement", and together with the Titling Trust Agreement, the "SUBI Trust Agreement"), pursuant to which a special unit of beneficial interest in the Titling Trust (the "2003-A SUBI") will be created, it is necessary and desirable to enter into a supplemental agreement to the Basic Servicing Agreement providing for specific servicing obligations in connection with the Trust Assets allocable to the 2003-A SUBI.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE SEVEN

                                   DEFINITIONS

         Section 7.01. Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement of Definitions, dated as of October 29, 2003, by and among Nissan Auto Lease Trust 2003-A, as issuer (the "Issuer"), NILT Trust, as Grantor and UTI Beneficiary, the Titling Trust, NMAC, in its individual capacity, as Servicer and as administrative agent (in such capacity, the "Administrative Agent"), Nissan Auto Leasing LLC II, a Delaware limited liability company ("NALL II"), NILT, Inc., as Trustee, Wilmington Trust Company, as owner trustee and Delaware trustee (in such capacity, the "Owner Trustee"

                                                            Servicing Supplement
and the "Delaware Trustee," respectively) and U.S. Bank, as trust agent and indenture trustee (in such capacity, the "Trust Agent" and the "Indenture Trustee," respectively).

         Section 7.02. Interpretative Provisions. For all purposes of this 2003-A Servicing Supplement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this 2003-A Servicing Supplement include, as appropriate, all genders and the plural as well as the singular, (ii) references to this 2003-A Servicing Supplement include all Exhibits hereto, (iii) references to words such as "herein", "hereof", and the like shall refer to this 2003-A Servicing Supplement as a whole and not to any particular part, Article, or Section herein, (iv) references to an Article or Section such as "Article Eight" or "Section 8.01" shall refer to the applicable Article or Section of this 2003-A Servicing Supplement, (v) the term "include" and all variations thereof shall mean "include without limitation", (vi) the term "or" shall include "and/or", (vii) the term "proceeds" shall have the meaning ascribed to such term in the UCC, (viii) in the computation of a period of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall mean "to but excluding" and (ix) the phrase "Trustee on behalf of the Trust," or words of similar import, shall, to the extent required to effectuate the appointment of any Co-Trustee pursuant to the Titling Trust Agreement, be deemed to refer to the Trustee (or such Co-Trustee) on behalf of the Titling Trust.

         Any reference in this 2003-A Servicing Supplement to any agreement means such agreement as it may be amended, restated, supplemented (only to the extent such agreement as supplemented relates to the Notes), or otherwise modified from time to time. Any reference in this 2003-A Servicing Supplement to any law, statute, regulation, rule, or other legislative action shall mean such law, statute, regulation, rule, or other legislative action as amended, supplemented, or otherwise modified from time to time, and shall include any rule or regulation promulgated thereunder. Any reference in this 2003-A Servicing Supplement to a Person shall include the successor or assignee of such Person.

                                 ARTICLE EIGHT

               SERVICING OF THE 2003-A LEASES AND 2003-A VEHICLES

         Section 8.01 Identification of 2003-A Leases and 2003-A Vehicles; Securitization Value. The Servicer hereby identifies and allocates as 2003-A SUBI Assets the Leased Vehicles and the Leases relating to such Leased Vehicles more particularly described in the Schedule of 2003-A Leases and 2003-A Vehicles (respectively, the "2003-A Vehicles" and the "2003-A Leases"). The Servicer shall calculate the Securitization Value for each 2003-A Lease as of the Cutoff Date.

         Section 8.02 Reallocation and Repurchase of 2003-A Leases and 2003-A Vehicles; Purchase of Matured Vehicles.

         (a) (i) If the Servicer grants an extension with respect to any 2003-A Lease, the Servicer shall, on the related Deposit Date, (A) deposit or cause to be deposited into the 2003-A SUBI Collection Account an amount equal to the Repurchase Payment and (B) direct the Trustee

                                                            Servicing Supplement
to either reallocate such 2003-A Lease and the related 2003-A Vehicle from the 2003-A SUBI to the UTI or cause such 2003-A Lease and 2003-A Vehicle to be conveyed to the Servicer; and (ii) if a Lessee changes the domicile of or title to a 2003-A Vehicle and such change would be likely to result in the Titling Trust doing business in a Restricted Jurisdiction, the Titling Trust, or the Trustee on behalf of the Titling Trust, shall, as an obligation of the Titling Trust and at the direction of the Servicer, on the related Deposit Date, (A) deposit or cause to be deposited into the 2003-A SUBI Collection Account, from amounts held by the Titling Trust, an amount equal to the Repurchase Payment and
(B) either reallocate such 2003-A Lease and the related 2003-A Vehicle from the 2003-A SUBI to the UTI or cause such 2003-A Lease and 2003-A Vehicle to be conveyed to the Servicer.

         (b) The Servicer hereby makes to the other parties hereto and the parties to the SUBI Trust Agreement the representations and warranties contained in Section 2.06(a) of the Basic Servicing Agreement as to each 2003-A Lease and 2003-A Vehicle as of the Vehicle Representation Date. The Servicer also hereby represents and warrants that (i) each 2003-A Lease is an 2003-A Eligible Lease,
(ii) it used no adverse selection procedures in selecting any of the 2003-A Leases or any of the 2003-A Vehicles for allocation to the 2003-A SUBI and (iii) it is not aware of any bias in the selection of the 2003-A Leases that would cause delinquencies or losses on the 2003-A Leases to be worse than any other Leases held by the Titling Trust; provided, however, that the Servicer can make no assurance as to the actual delinquencies or losses on the 2003-A Leases or the 2003-A Vehicles. Upon discovery by the Trustee, the Servicer, the Owner Trustee, the Indenture Trustee or the Transferor that any representation or warranty in this Section 8.02(b) was incorrect as of the Cutoff Date in a manner that materially adversely affects the interest of the Trust in the related 2003-A Lease or 2003-A Vehicle, the entity discovering such incorrectness (if other than the Servicer) shall give prompt written notice to the Servicer. On or before the Deposit Date related to the Collection Period in which the Servicer discovers such incorrectness (whether pursuant to such notice or otherwise), the Servicer shall cure in all material respects the circumstance or condition with respect to which the representation or warranty was incorrect as of the Cutoff Date. If the Servicer is unable or unwilling to cure such circumstance or condition by such Deposit Date, the Servicer shall (i) deposit (or cause to be deposited) into the 2003-A SUBI Collection Account an amount equal to the Repurchase Payment, and (ii) direct the Trustee to either reallocate such 2003-A Lease and the related 2003-A Vehicle from the 2003-A SUBI to the UTI or cause such 2003-A Lease and 2003-A Vehicle to be conveyed to the Servicer.

         (c) Immediately prior to the sale or disposition of a Matured Vehicle or a Defaulted Vehicle, the Servicer may reallocate such Matured Vehicle or Defaulted Vehicle from the 2003-A SUBI to the UTI for purposes of implementing NMAC's like kind exchange program. In connection with such reallocation, NILT Trust, as the UTI Beneficiary, will cause to be deposited into the 2003-A SUBI Collection Account the Reallocation Payments no later than two Business Days after such reallocation, or, if the Monthly Remittance Condition is met, the Servicer shall be permitted to retain the Reallocation Payments received during a Collection Period until such amounts are required to be disbursed on the next Payment Date. Upon receipt of the Reallocation Payments, the 2003-A SUBI shall have no claim against or interest in such Matured or Defaulted Vehicle.

                                                            Servicing Supplement

         (d) In connection with the purchase by the Servicer of a Matured Vehicle relating to a 2003-A Lease pursuant to Section 2.06(f) of the Basic Servicing Agreement, if (i) no Sales Proceeds Advance has been made, the purchase price of such Matured Vehicle will equal the Securitization Value of such 2003-A Lease as of the date of expiration and (ii) a Sales Proceeds Advance has been made, (a) the purchase price will equal the amount of the Sales Proceeds Advance, (b) no additional amounts need be remitted by the Servicer, and (c) the Servicer shall be deemed to have been reimbursed for such Sales Proceeds Advance.

         (e) If any 2003-A Lease and the related 2003-A Vehicle are reallocated to the UTI, until such time thereafter, if ever, as such Lease and Leased Vehicle are allocated to an Other SUBI, the Servicer shall indemnify, defend and hold harmless the Related Beneficiaries and the Trust from and against any and all loss or liability with respect to or resulting from such 2003-A Lease or 2003-A Vehicle (including the reasonable fees and expenses of counsel).

         Section 8.03 Collections and Payment Date Advance Reimbursement.

         (a) The Servicer shall, with respect to SUBI Collections and amounts in respect of the 2003-A SUBI Certificate, from time to time, determine the respective amounts and recipients and:

                  (i) during each Collection Period, in addition to the deposits required by Section 2.07 of the Basic Servicing Agreement, deposit into the 2003-A SUBI Collection Account all Repurchase Payments pursuant to Section 8.02(a) and Section 8.02(b), and any Reallocation Payments pursuant to Section 8.02(c);

                  (ii) on, or prior to each Deposit Date, deposit into the 2003-A SUBI Collection Account all Advances, any Residual Value Surplus from the sale of a Matured Vehicle for which the Servicer made a Sales Proceeds Advance and any Net Auction Proceeds from the disposition of a Matured Vehicle at auction for which the Servicer was reimbursed during the related Collection Period pursuant to Section 8.06;

                  (iii) on or prior to each Payment Date, deposit into the 2003-A SUBI Collection Account all Cap Payments and/or Cap Termination Payments; and

                  (iv) on each Payment Date, pursuant to the related Payment Date Certificate, allocate Available Funds on deposit in the 2003-A SUBI Collection Account with respect to the related Collection Period and instruct the Trustee (acting through the Trust Agent) to make, no later than 11:00 a.m., New York City time, the following deposits and distributions in the following amounts and order of priority:

                           (A) to the Servicer the sum of outstanding (1) Sales Proceeds Advances (x) in respect of 2003-A Vehicles that were sold during the related Collection Period (other than a sale to the Servicer pursuant to Section 8.02(d)(ii)), and (y) that have been outstanding as of the end of that Collection Period for at least 90 days and (2) Monthly Payment Advances as to which the related Lessee has made all or a portion of the advanced Monthly Payment or that have been

                                                            Servicing Supplement
                  outstanding as of the end of the Collection Period for at least 90 days (collectively, the "Payment Date Advance Reimbursement");

                           (B) to or on behalf of the Servicer, the Servicing Fee in respect of the related Collection Period, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods; and

                           (C) to the Note Distribution Account, the Reserve Account and Certificate Distribution Account, such distributions in the amounts and order of priority as set forth in Sections 8.04(a) and 10.01 of the Indenture.

         (b) Notwithstanding Section 2.07 of the Basic Servicing Agreement, the Servicer shall be permitted to retain the amounts provided for in such Section received during a Collection Period until such amounts are required to be disbursed on the next Payment Date, for so long as no Servicer Default has occurred and is continuing, and the following requirements are met (collectively, the "Monthly Remittance Condition"):

                  (i) (A) NMAC (or its successors pursuant to Section 5.03(b) of the Basic Servicing Agreement) is the Servicer, and (B) NMAC's short-term unsecured debt obligations are rated at least "P-1" by Moody's, "A-1" by Standard & Poor's and "F1" by Fitch (in each case, so long as Moody's, Standard & Poor's or Fitch is a Rating Agency);

                  (ii) if (A) the Servicer obtains a Servicer Letter of Credit or other form of enhancement acceptable to the Rating Agencies under which demands for payment may be made to secure timely remittance of SUBI Collections to the 2003-A SUBI Collection Account on a monthly basis and (B) the Trustee, the Owner Trustee gives prior written notice to each Rating Agency of the obtaining of such Servicer Letter of Credit;

                  (iii) the Servicer otherwise satisfies each Rating Agency's requirements; or

                  (iv) if the Outstanding Amount is reduced to zero and 100% of the outstanding Trust Certificates are owned by the Trust, the Transferor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and their respective Affiliates.

         Pending deposit into the 2003-A SUBI Collection Account, SUBI Collections may be employed by the Servicer at its own risk and for its own benefit and shall not be segregated from its own funds.

         Section 8.04. Net Deposits. Notwithstanding anything to the contrary contained in this 2003-A Servicing Supplement, for so long as NMAC is the Servicer, the Servicer shall be permitted to deposit into the 2003-A SUBI Collection Account only the net amount distributable to the Trust, as holder of the 2003-A SUBI Certificate on the related Deposit Date. The Servicer shall, however, account to the Trust, the Trustee, the Trust Agent, the Indenture Trustee (or any successor to the duties of the Indenture Trustee), the Owner Trustee and the Holders of the Securities as if all of the deposits and distributions described herein were made individually.

                                                            Servicing Supplement

         Section 8.05. Servicing Compensation.

         (a) As compensation for the performance of its obligations under the Servicing Agreement, the Servicer shall be entitled to receive the Servicing Fee.

         (b) The Servicer shall also be entitled to additional servicing compensation with respect to the 2003-A SUBI Assets in the form of, among other things, Administrative Charges to the extent not required for the payment of insurance premiums, taxes, or similar charges allocable to the 2003-A Leases.

         Section 8.06. Advances.

         (a) If during a Collection Period a Lessee makes a Lessee Partial Monthly Payment, the Servicer shall make, by deposit into the 2003-A SUBI Collection Account on the related Deposit Date, a Monthly Payment Advance, unless such Advance is not required to be made pursuant to Section 8.06(c).

         (b) On each Deposit Date, the Servicer shall make, by deposit into the 2003-A SUBI Collection Account, Sales Proceeds Advances, unless such Advance is not required to be made pursuant to Section 8.06(c). After the Servicer has made a Sales Proceeds Advance with respect to a Matured Vehicle, the Trust shall have no claim against or interest in such Matured Vehicle or any Net Auction Proceeds resulting from the sale or other disposition thereof, except with respect to any related Residual Value Surplus. If the Servicer shall sell or otherwise dispose of a Matured Vehicle after having made a Sales Proceeds Advance, the Trust may retain all of such Sales Proceeds Advance, and the Servicer shall retain the related Net Auction Proceeds up to the Securitization Value of the related 2003-A Lease, and shall deposit the Residual Value Surplus, if any, into the 2003-A SUBI Collection Account. If the Net Auction Proceeds are less than the Securitization Value of the related 2003-A Lease, the Servicer may deduct the difference from SUBI Collections in respect of one or more future Collection Periods. If the Servicer has not sold a Matured Vehicle within 90 days after it has made a Sales Proceeds Advance, it shall be reimbursed for such Sales Proceeds Advance from the 2003-A SUBI Collection Account. Within six months of receiving such reimbursement, if the related 2003-A Vehicle has not been sold, the Servicer shall, if permitted by applicable law, cause such 2003-A Vehicle to be sold at auction and shall remit the proceeds associated with such auction sale to the 2003-A SUBI Collection Account.

         (c) Notwithstanding anything to the contrary in the Servicing Agreement, the Servicer shall be required to make an Advance only to the extent that it determines that such Advance will be recoverable from future payments on or in respect of the related 2003-A Lease or 2003-A Vehicle.

         Section 8.07. Third Party Claims. In addition to the requirements set forth in Section 2.14 of the Basic Servicing Agreement, the Servicer shall immediately notify the Transferor (in the event that NMAC is not acting as Servicer) and the Indenture Trustee (or any successor to the duties of the Indenture Trustee) upon learning of a claim or Lien of whatever kind of a third party

                                                            Servicing Supplement
that would materially and adversely affect the interests of the Transferor or the Trust with respect to the 2003-A SUBI Assets.

         Section 8.08. Contingent and Excess Liability Insurance Policy. So long as any Securities are outstanding, the Servicer shall maintain and pay when due all premiums with respect to, and the Servicer may not terminate or cause the termination of, the Contingent and Excess Liability Insurance Policy unless (i) a replacement Insurance Policy is obtained that provides coverage against third party claims that may be raised against the Titling Trust, the Trustee on behalf of the Titling Trust or the Trust in an amount at least equal to $1 million combined single limit per occurrence and excess coverage of $15 million combined single limit each occurrence without limit on the number of occurrences in any policy period (which Insurance Policy may be a blanket Insurance Policy covering the Servicer and one or more of its Affiliates) and (ii) in the case of Rated Securities, each Rating Agency has received prior written notification from the Owner Trustee of such termination and any replacement insurance. The obligations of the Servicer pursuant to this Section shall survive any termination of the Servicer's other obligations under the Servicing Agreement until such time as claims can no longer be brought that would be covered by such Insurance Policies, whether as a result of the expiration of relevant statutes of limitations or otherwise.

         Section 8.09. Reporting by the Servicer; Delivery of Certain Documentation.

         (a) On or prior to the Closing Date, and periodically thereafter as required in order to update the contents thereof upon any changes in the matters certified therein, the Servicer shall furnish to the Trustee and the Related Beneficiary an Officer's Certificate listing the officers of the Servicer involved in, or responsible for, the servicing of the 2003-A Leases.

         (b) On each Calculation Date, the Servicer shall furnish to the Trustee and each Related Beneficiary a Settlement Statement for the related Collection Period.

         Section 8.10. Accountants' Reports. On or before the last day of the third month after the end of the fiscal year of the Servicer, beginning with June 30, 2004, the Servicer shall deliver or cause to be delivered to the Trust, the Indenture Trustee, each Rating Agency and the Owner Trustee the following reports: (a) a report that such firm has audited the consolidated financial statements of the Servicer in accordance with generally accepted auditing standards, that such firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants ("AICPA"), and expressing such firm's opinion thereon; and (b) a report indicating that such firm has examined, in accordance with standards established by AICPA, management's assertion about the Servicer's compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as such standards relate to automobile and light-duty truck loans serviced for others, and expressing such firm's opinion on such management assertion (the "Annual USAP Report") or any similar internal control audit report that is acceptable to each Rating Agency.

                                                            Servicing Supplement

         Section 8.11. Annual Officer's Certificates.

         (a) On or before the last day of the third month after the end of the fiscal year of the Servicer, beginning with June 30, 2004, the Servicer shall deliver an Officer's Certificate to the Trust, the Indenture Trustee, each Rating Agency, and the Owner Trustee in accordance with Section 3.01(c) of the Basic Servicing Agreement.

         (b) On or before the last day of the third month after the end of the fiscal year of the Servicer, beginning with June 30, 2004, for as long as NMAC continues to act as the Servicer, the Servicer shall deliver an Officer's Certificate to each Rating Agency, the Owner Trustee and the Indenture Trustee stating that, with respect to certain ERISA Plans maintained or sponsored by the Servicer or any of the Servicer's ERISA affiliates: (a) Plan assets will not be materially less than the present value of accrued benefits under each of the Plans as of the close of the most recent Plan year, as reported in the most recent plan financial statements; (b) neither the Servicer nor any of its ERISA affiliates anticipates that the actuarial value of the assets of any Plan it maintains would not be materially insufficient to cover the Gateway current liability (as defined by the Code and demonstrated on the most recent Form 5500 Schedule B that has been filed with the IRS), or is contemplating benefit improvements that would cause the Servicer or its ERISA affiliates to maintain a Plan with materially underfunded Gateway current liability; (c) if all of the Plans (other than a multiemployer Plan) were terminated (disregarding any Plans with surpluses), the unfunded liabilities with respect to the Plans would have no material adverse effect on Nissan Motor Co., Ltd. or Nissan North America, Inc.; and (d) no accumulated funding deficiency or waived funding deficiency as defined in section 412 of the Code or under any multiemployer Plan or collective bargaining agreement exists and there is no failure to make any required contribution under the minimum funding requirements of the Code, as of the close of the most recent Plan year.

         Section 8.12. Servicer Defaults; Termination of Servicer.

         (a) Each of the following acts or occurrences constitutes a "Servicer Default" under the Servicing Agreement with respect to the 2003-A
SUBIs:

                  (i) the Servicer fails to deliver, or cause to be delivered, any required payment to the Indenture Trustee for distribution to the Noteholders or to the Owner Trustee for distribution to the Trust Certificateholders, or fails to deliver to the Trustee (acting through the Trust Agent) for distribution to the Indenture Trustee and the Owner Trustee any required payment, which failure continues for five Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of notice thereof from the Indenture Trustee, the Owner Trustee, or holders of Notes or Trust Certificates evidencing not less than 25% of the aggregate unpaid principal balance of the Securities (which for this purpose includes Trust Certificates held by the Trust, the Transferor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and their respective Affiliates), voting together as a single class;

                  (ii) the Servicer fails to deposit, apply, or distribute any amounts in the manner and at such time as required pursuant to the Servicing Agreement, including a

                                                            Servicing Supplement
         failure to deliver to the Trustee for distribution to or for the account of a Holder of the 2003-A SUBI Certificate, any amounts required to be so distributed pursuant to the Servicing Agreement, and such failure shall have continued for a period of ten Business Days after either discovery of such failure by an officer of the Servicer or written notice of such failure shall have been given to the Servicer by the Trustee or such Holder;

                  (iii) the Servicer fails to duly observe or perform in any material respect any of its covenants or agreements in the Servicing Agreement not otherwise covered in this Section 8.12(a), which failure materially and adversely affects the rights of the Titling Trust or a Holder of the 2003-A SUBI Certificate or the holders of the Notes, or Trust Certificateholders, and which continues unremedied for 90 days after receipt by the Servicer of written notice thereof from the Trustee or the related Holder or such default becomes known to the Servicer;

                  (iv) the Servicer fails to deliver to the Trustee any report required to be delivered to the Trustee pursuant to the Servicing Agreement, which failure continues for 30 Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of written notice thereof by the Trustee;

                  (v) the Servicer fails to deliver to the Indenture Trustee any report required to be delivered to the Indenture Trustee or the Trust pursuant to the Basic Documents to which the Servicer is a party, which failure continues for 30 Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of written notice thereof by the Indenture Trustee;

                  (vi) any representation, warranty, or statement of the Servicer made in the Servicing Agreement, any other Basic Document to which the Servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement that proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of a Holder of the 2003-A SUBI Certificate or the holders of the Notes, or the Trust Certificateholders, and, if such default is of a type that may be corrected, the failure continues unremedied for 30 days after receipt by the Servicer of written notice thereof from the Trustee or the related Holder, or such default becomes known to the Servicer;

                  (vii) the Servicer fails to maintain, or cause to be maintained, or pay when due, or cause to be paid when due, the premium in respect of the Contingent and Excess Liability Insurance Policy, which failure continues for ten Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of written notice thereof by the Trustee or a Holder of the 2003-A SUBI Certificate; or

                  (viii) (A) the existence of any Proceeding in, or the entry of a decree or order for relief by, a court or regulatory authority having jurisdiction over the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, (B) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official with respect to the Servicer or of any substantial part of its property or

                                                            Servicing Supplement

         (C) the ordering of the winding up or liquidation of the affairs of the Servicer, and in each case, the continuance of any such Proceeding unstayed and in effect for a period of 90 consecutive days, or immediately upon entry of any decree or order; or

                  (ix) the Servicer (A) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (B) is generally unable to pay its debts as they become due,
         (C) makes a general assignment for the benefit of creditors, (D) commences a voluntary case under the federal bankruptcy laws (E) is adjudicated to be bankrupt or insolvent, (F) files a petition seeking to take advantage of any other law providing for the relief of debtors, or (G) takes any corporate action for the purpose of effecting any of the foregoing;

provided, however, that notwithstanding any other provision of the Servicing Agreement, (i) for the purpose of determining what constitutes a Servicer Default with respect to the 2003-A SUBI, the provisions contained in this
Section 8.12(a) shall replace in their entirety the provisions contained in
Section 4.01(a) of the Basic Servicing Agreement and (ii) any Servicer Default with respect to the 2003-A SUBI shall not constitute a Servicing Default with respect to any other Sub-Trust and any Servicing Default (as such term is defined in the Basic Servicing Agreement) with respect to any other Sub-Trust shall constitute a Servicer Default (as such term is defined in the Basic Servicing Agreement) only with respect to such Sub-Trust and not with respect to the 2003-A SUBI.

         Notwithstanding the foregoing, a delay in or failure of performance under (a) clauses (i) and (ii) for a period of ten Business Days, (b) clause
(iii) for a period of 120 days, (c) clauses (iv) and (v) for a period of 60 days, or (d) clause (vi) for a period of 90 days shall not constitute a Servicer Default if caused by a Force Majeure Event. Upon the occurrence of any Force Majeure Event, the Servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement, and the Servicer must provide to the Trustee, the Indenture Trustee, the Owner Trustee and the Transferor prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

         (b) Upon the occurrence of any Servicer Default, the Servicer, in addition to complying with the notice requirements of Section 4.01(b) of the Basic Servicing Agreement (except that references therein to Registered Pledgees shall mean each Registered Pledgee of the 2003-A SUBI Certificate), shall provide to the Indenture Trustee and the Owner Trustee prompt notice of any (i) Servicer Default or (ii) event or condition that, with the giving of notice or the passage of time, or both, would become a Servicer Default, accompanied in each case by a description of the nature of the default and the Servicer's efforts to remedy the same.

         (c) In addition to the provisions of Section 4.01(c) of the Basic Servicing Agreement, if a Servicer Default shall have occurred and is continuing with respect to the 2003-A SUBI, the Trustee, on behalf of the Titling Trust, shall, at the direction of the Required Related Holders, by notice given to the Servicer, each Rating Agency, the Related Beneficiary and the holders of the Rated Securities, terminate the rights and obligations of the Servicer under this 2003-A Servicing

                                                            Servicing Supplement

Supplement in accordance with such Section. In the event that the Servicer is removed as servicer with respect to servicing the 2003-A SUBI Assets, subject to the consent of the Trustee, the Required Related Holders shall appoint a successor Servicer. The successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. Such successor Servicer shall be approved by the Trustee, such approval not to be unreasonably withheld. Notwithstanding the provisions of Section 4.01(e) of the Basic Trust Agreement, with respect to any Servicer Default related to the 2003-A SUBI Assets, the Trustee, acting on the direction of the Required Related Holders, may waive any default of the Servicer in the performance of its obligations under the Servicing Agreement and its consequences with respect to the 2003-A SUBI and, upon any such waiver, such default shall cease to exist and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of the Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. For purposes of this Section, so long as the Lien of the Indenture is in place, the Required Related Holders shall be deemed to be the Indenture Trustee (as Registered Pledgee of the 2003-A SUBI Certificates), acting at the direction of the Required Percentage of the Noteholders and thereafter, the Owner Trustee, acting at the direction of the Required Percentage of the Trust Certificateholders (which for this purpose shall include Trust Certificates owned by the Trust, the Transferor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and any of their respective Affiliates) until the Aggregate Certificate Balance has been reduced to zero.

         (d) If the Servicer is removed with respect to servicing the 2003-A SUBI Assets, the Servicer shall be entitled to reimbursement for any outstanding Advances made pursuant to this 2003-A Servicing Supplement, to the extent of the funds available therefor with respect to all Advances made by the Servicer.

         Section 8.13. Servicer Representations and Warranties. Effective as of the date hereof, the Servicer hereby reaffirms the representations and warranties set forth in Section 2.06(a) and Section 5.01 of the Basic Servicing Agreement, except that references to "this Agreement" shall be deemed to refer to the Servicing Agreement, as such term is defined herein.

                                  ARTICLE NINE

                                  MISCELLANEOUS

         Section 9.01. Termination of Servicing Supplement. This 2003-A Servicing Supplement shall terminate upon the earlier to occur of (i) the termination of the 2003-A SUBI or (ii) the resignation or removal of the Servicer with respect to the 2003-A SUBI in accordance with the terms of the Servicing Agreement. Any such termination hereunder shall effect a termination only with respect to the 2003-A SUBI Assets and not as to Trust Assets allocated to any other Sub-Trust, and shall not effect a termination of the Basic Servicing Agreement or any other supplement to the Basic Servicing Agreement.

         Section 9.02. Governing Law. This 2003-A Servicing Supplement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to any otherwise applicable principles of conflict of laws.

                                                            Servicing Supplement

         Section 9.03. Amendment. Notwithstanding the foregoing, this 2003-A Servicing Supplement (and, accordingly, the Basic Servicing Agreement, insofar as it relates to the 2003-A SUBI) may be amended by the parties hereto:

         (a) without the consent of the Holders, to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, add any other provision with respect to matters or questions arising hereunder that is not inconsistent with the Basic Servicing Agreement or add or amend any provision herein to assure that none of the Titling Trust, the Trust, or the Transferor will be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, that any such action will not, in the good faith judgment of the parties hereto, materially and adversely affect the interest of any Holder; and

         (b) from time to time (including to change the remittance schedule for depositing SUBI Collections and other amounts into the 2003-A SUBI Collection Account, or to change the manner in which the Reserve Account is funded), provided that (A) each Rating Agency has received prior written notification from the Owner Trustee of such amendment and (B) an Opinion of Counsel is delivered to the Trustee to the effect that after such amendment, for federal income tax purposes, the Titling Trust will not be treated as an association (or a publicly traded partnership) taxable as a corporation and Notes will properly be characterized as indebtedness that is secured by the assets of the Trust; to the extent that any such amendment materially affects the UTI or any Other SUBI, the 2003-A SUBI Certificate or the 2003-A SUBI Assets, such amendment shall require the consent of the holders affected thereby. In addition, to the extent that (A) such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections or payments in respect of a 2003-A SUBI or the 2003-A SUBI Certificate or distributions (or the interest thereon) required to be made on any Notes, and the Trust Certificates or the Interest Rate of any Note or (B) reduce the percentage of the aggregate principal amount of Notes, and Trust Certificates required to consent to any such amendment, any such amendment shall require the consent of all the Holders and holders of 100% of all outstanding Notes, and Trust Certificates (which for this purpose shall include Trust Certificates held by the Trust, the Transferor, the Servicer and their respective Affiliates), and an Opinion of Counsel as set forth in clause (B) above.

         Section 9.04. Relationship of this 2003-A Servicing Supplement to Other Trust Documents. Unless the context otherwise requires, this 2003-A Servicing Supplement and the other Trust Documents shall be interpreted so as to give full effect to all provisions hereof and thereof. In the event of any actual conflict between the provisions of this 2003-A Servicing Supplement and (i) the Titling Trust Agreement, with respect to the servicing of any Trust Assets, the provisions of this 2003-A Servicing Supplement shall prevail and (ii) the Basic Servicing Agreement, the provisions of this 2003-A Servicing Supplement shall control.

         Section 9.05. Binding Effect. The provisions of this 2003-A Servicing Supplement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns, and all such provisions shall inure to the benefit of the Owner Trustee on behalf of the Trust.

                                                            Servicing Supplement

         Section 9.06. Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 9.07. Counterparts. This 2003-A Servicing Supplement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         Section 9.08. Further Assurances. Each party will do such acts, and execute and deliver to any other party such additional documents or instruments, as may be reasonably requested in order to effect the purposes of this 2003-A Servicing Supplement and to better assure and confirm unto the requesting party its rights, powers, and remedies hereunder.

         Section 9.09. Third-Party Beneficiaries. The Trust, each Holder of the 2003-A SUBI, each Related Beneficiary, and each Registered Pledgee shall be third-party beneficiaries of the Servicing Agreement. Except as otherwise provided in the Servicing Agreement, no other Person shall have any rights hereunder. For purposes of the Servicing Agreement, this Section replaces
Section 6.12 of the Basic Servicing Agreement in its entirety.

         Section 9.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers, and privileges provided at law, in equity or otherwise.

         Section 9.11. No Petition. Each of the parties hereto, by entering into this 2003-A Servicing Supplement, in addition to provisions of Section 6.14 of the Basic Servicing Agreement, hereby covenants and agrees that it will not institute, or join in instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding, or other Proceeding under federal or state bankruptcy or similar laws, for a period of one year and a day after payment in full of the Securities, against any other party hereto, the Transferor or the Trust. This Section shall survive the complete or partial termination of this 2003-A Servicing Supplement and the complete or partial resignation or removal of the Servicer under the SUBI Trust Agreement, the Basic Servicing Agreement or this 2003-A Servicing Supplement.

                                                            Servicing Supplement

         IN WITNESS WHEREOF, the parties hereto have caused this 2003-A Servicing Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                          NISSAN-INFINITI LT, as Titling Trust

                                          By:    NILT, INC.,
                                                 as Trustee

                                                 By:  /s/ Patricia M. Child
                                                      --------------------------
                                                 Name: Patricia M. Child
                                                 Title: President

                                          NILT TRUST, as UTI Beneficiary

                                          By:    U.S. BANK NATIONAL ASSOCIATION,
                                                 as Managing Trustee

                                                 By:   /s/ Patricia M. Child
                                                       -------------------------
                                                 Name: Patricia M. Child
                                                 Title: Vice President

                                          NISSAN MOTOR ACCEPTANCE
                                          CORPORATION, as Servicer

                                          By:    /s/ Steven R. Lambert
                                                 -------------------------------
                                                 Name: Steven R. Lambert
                                                 Title: President

                                                            Servicing Supplement

                                    EXHIBIT A

                  SCHEDULE OF 2003-A LEASES AND 2003-A VEHICLES

 [Omitted. Copies on file with the Servicer, the Trustee and the Owner Trustee]

                                                            Servicing Supplement

                                    EXHIBIT B

                          FORM OF SETTLEMENT STATEMENT

                                                            Servicing Supplement

                                      B-1